Exhibit 99.1

Fusion-io Reports Fiscal Second Quarter 2014 Results

SALT LAKE CITY – Jan. 22, 2014 – Fusion-io (NYSE: FIO) today announced its financial results for its fiscal second quarter ended December 31, 2013.

•	Revenue: $94.5 million

•	GAAP Gross Margin of 56.1% and Non-GAAP Gross Margin of 57.6%

•	GAAP Net Loss per Diluted Share: $0.20

•	Non-GAAP Net Loss per Diluted Share: $0.06

•	Operating Cash Flow: $13.0 million

FISCAL SECOND QUARTER 2014 GAAP FINANCIAL RESULTS

Fusion-io reported revenue of $94.5 million for the fiscal second quarter of 2014, compared to $120.6 million for the same quarter of 2013. Net loss for the fiscal second quarter of 2014 was $21.3 million, or a net loss per diluted share of $0.20, compared to net income of $1.7 million, or net income per diluted share of $0.02, in the fiscal second quarter of 2013. Gross margin for the fiscal second quarter of 2014 was 56.1%. Operating margin for the fiscal second quarter of 2014 was a negative 22.2%.

FISCAL SECOND QUARTER 2014 NON-GAAP FINANCIAL RESULTS

Non-GAAP net loss for the fiscal second quarter of 2014 was $6.4 million, or a net loss per diluted share of $0.06, compared to non-GAAP net income of $13.7 million, or $0.13 per diluted share in the same quarter of 2013. Non-GAAP gross margin for the fiscal second quarter of 2014 was 57.6%. Non-GAAP operating margin for the fiscal second quarter of 2014 was a negative 11.4%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“I am pleased with our execution this past quarter as well as our progress in rounding out a world-class executive team with strong operational experience,” said Shane Robison, Fusion-io chairman and chief executive officer. “Our second quarter results demonstrate validation of our go-to-market strategy, continued traction with our OEM and ISV partners, and we are continuing to diversify our customer base, with nearly 6,000 end-user customers worldwide now using Fusion ioMemory-based solutions to accelerate their data center applications.”

Ted Hull, Fusion-io chief financial officer, added: “We delivered 10% revenue growth over the prior quarter while maintaining a healthy gross margin due to a strong mix of enterprise customers in the quarter. We added $19 million in cash during the second quarter, bringing our total of cash and cash equivalents to $244 million. We believe these results underscore a solid foundation from which we can continue to focus on capturing the opportunity flash creates for data center transformation.”

OTHER FINANCIAL HIGHLIGHTS

•	Cash and cash equivalents totaled $244.0 million at the end of fiscal second quarter 2014, an increase of $18.7 million from the prior quarter-end.

•	Inventory was $80.3 million at the end of fiscal second quarter 2014, an increase of $6.2 million from the prior quarter-end.

•	Capital expenditures were $2.6 million in fiscal second quarter 2014 and $5.8 million fiscal year-to-date.

•	Operating cash flow was $13.0 million for the fiscal second quarter 2014 with cash used in operations of $4.1 million for the fiscal year-to-date.

RECENT BUSINESS HIGHLIGHTS

•	Fusion-io today separately announced that Charlie Foo will join the company as vice president of the Asia Pacific Japan region, effective February 3, 2014. Based in Singapore, Foo will oversee sales, marketing, customer service and OEM and channel development.

•	In early December, Fusion-io announced the appointments of former Cisco executive, Ted Hull, as chief financial officer, and former Riverbed and Brocade sales executive, Ian Whiting, as executive vice president, global field operations. In addition, former Yahoo! executive, David Windley, joined Fusion-io as chief human resources officer in October.

•	On January 21, Fusion-io announced that the Fusion ioControl hybrid flash array delivers leading performance and scalability for virtual machines, virtual desktop infrastructure (VDI), as well as application input/output requests, outperforming other hybrid storage arrays by up to 7x, in testing conducted by The Tolly Group.

•	On December 17, Fusion-io announced the release of new updates to its ioTurbine caching software that enhance performance and manageability for large-scale enterprise environments. The company also unveiled a new Fast Flash program for enterprises interested in evaluating how caching can provide cost-effective enhancements to customers’ current data systems.

•	On October 28, Fusion-io announced new updates to ION Data Accelerator all-flash shared storage solution, including high availability (HA) in high performance InfiniBand and iSCSI environments, as well as Fibre Channel SAN environments, in support of critical applications like Oracle and Microsoft SQL Server databases, increased performance and scalability, and simplified sharing and manageability.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding fiscal 2014 financial results.

Third quarter of fiscal year 2014:

•	Revenue is expected to be in-line to slightly up sequentially.

•	Non-GAAP gross margin is expected to be 51 to 53%.

•	Non-GAAP operating margin of approximately negative 15 to 20%.

•	Diluted shares outstanding are expected to be approximately 107 million shares.

FUSION-IO ANALYST DAY

Fusion-io is holding an Analyst Day in Salt Lake City at 2:00 p.m. MST on Thursday, February 6, 2014. A webcast of the Analyst Day will be available at http://investor.fusionio.com.

NON-GAAP FINANCIAL MEASURES

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at

www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures differ from GAAP measures with the same captions, may differ from non-GAAP financial measures with the same or similar captions that are used by other companies, and do not reflect a comprehensive system of accounting.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of Fusion-io’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense and amortization of intangible assets.

•	Non-GAAP operating margin is calculated as non-GAAP income (loss) from operations divided by GAAP revenue. Non-GAAP income (loss) from operations consists of GAAP income (loss) from operations excluding the effects of stock-based compensation expense, amortization of intangible assets, and acquisition related expenses.

•	Non-GAAP net income (loss) is calculated as GAAP net income (loss) excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, and tax provision adjustments related to stock-based awards.

•	Non-GAAP net income (loss) per diluted share is calculated as non-GAAP net income (loss) divided by GAAP weighted-average diluted shares outstanding.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

RECLASSIFICATION

Certain expense amounts previously reported as cost of revenue, sales and marketing, research and development, and general and administrative expenses have been reclassified within those categories to conform to fiscal year 2014 presentation. The reclassifications did not change amounts previously reported as income (loss) from operations and net income (loss).

TODAY’S CONFERENCE CALL

Fusion-io will host an investor conference call and live webcast today, Wednesday, January 22, 2014, at 5:00 p.m. EST to discuss these financial results. To access the conference call, dial 1.800.446.2782 or 1.847.413.3235 for international callers. The access code is 3641 5394. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, January 29, 2014. To access the replay, please dial 1.888.843.7419 or 1.630.652.3042 for international callers. The access code is 3641 5394. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

ABOUT FUSION-IO

Fusion-io delivers the world’s data faster. Our Fusion ioMemory platform and software defined storage solutions accelerate virtualization, databases, cloud computing, big data and performance applications. From e-commerce retailers to the world’s social media leaders and Fortune Global 500 companies, our customers are improving the performance and efficiency of their data centers with Fusion-io technology to accelerate the critical applications of the information economy.

NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for our third fiscal quarter of 2014, our progress on our go-to-market strategy, the effect of our efforts diversify our customer base, our expectations as to recent management changes, our sales execution efforts, our expectations regarding the market opportunity, expectations concerning our product portfolio and our strategic partnerships, and benefits and value of our products and solutions to our customers and end users. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the risk that large transactions expected to close in one fiscal quarter may be delayed until a subsequent quarter, the continued adoption by customers of our ioMemory platform products, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, including the timely qualification of our products for promotion and sale by our OEMs, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisitions of ID7 and NexGen Storage, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, undetected errors, defects or security vulnerabilities in our products, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, our ability to recruit and retain new executive officers, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

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CONTACTS
Shannon McPhee Fusion-io Communications 801.937.7599 prteam@fusionio.com	Nancy Fazioli Fusion-io Investor Relations 408.416.5779 ir@fusionio.com

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2013	2012	2013
Revenue	$120,569	$94,501	$238,684	$180,794
Cost of revenue (1), (2)	46,148	41,488	94,213	78,028

Gross profit	74,421	53,013	144,471	102,766
Operating expenses:
Sales and marketing (1), (2)	29,666	35,489	55,253	70,287
Research and development (1), (2)	23,559	26,730	45,732	56,198
General and administrative (1), (3)	14,302	11,752	28,143	25,043

Total operating expenses	67,527	73,971	129,128	151,528

Income (loss) from operations	6,894	(20,958)	15,343	(48,762)
Other income (expense):
Interest income	99	34	213	69
Interest expense	(18)	(61)	(48)	(112)
Other income (expense)	15	23	(14)	209

Income (loss) before income taxes	6,990	(20,962)	15,494	(48,596)
Income tax expense (4)	(5,258)	(339)	(9,829)	(601)

Net income (loss)	$1,732	$(21,301)	$5,665	$(49,197)

Net income (loss) per common share:
Basic	$0.02	$(0.20)	$0.06	$(0.48)
Diluted	$0.02	$(0.20)	$0.05	$(0.48)
Weighted-average number of shares:
Basic	95,838	104,765	95,030	102,334
Diluted	109,048	104,765	108,737	102,334
(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$24	$156	$137	$313
Sales and marketing	2,538	2,031	4,707	4,954
Research and development	4,624	2,468	9,088	8,066
General and administrative	6,743	3,519	13,886	9,056

Total stock-based compensation expenses	$13,929	$8,174	$27,818	$22,389

(2) Includes amortization of intangible assets, as follows:
Cost of revenue	$—	$1,306	$—	$2,612
Sales and marketing	—	81	—	162
Research and development	656	656	1,312	1,312

Total amortization of intangible assets	$656	$2,043	$1,312	$4,086

(3) Includes acquisition related expenses	$—	$—	$—	$36
(4) Includes tax provision adjustments related to stock-based awards	$(2,632)	$4,728	$(6,195)	$9,662

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2013	2013
Assets
Current assets:
Cash and cash equivalents	$238,351	$243,956
Accounts receivable, net	69,107	50,414
Inventories	71,160	80,340
Prepaid expenses and other current assets	9,530	10,978

Total current assets	388,148	385,688
Property and equipment, net	35,272	33,781
Restricted cash	4,860	179
Intangible assets, net	28,268	23,805
Goodwill	149,467	149,467
Other assets	1,433	1,285

Total assets	$607,448	$594,205

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,170	$20,717
Accrued and other current liabilities	44,425	46,723
Deferred revenue	24,848	20,892

Total current liabilities	83,443	88,332
Deferred revenue, less current portion	14,167	16,563
Other liabilities	19,421	15,545
Commitments and contingencies
Stockholders’ equity:
Common stock	20	21
Additional paid-in capital	599,292	632,062
Accumulated other comprehensive loss	(110)	(336)
Accumulated deficit	(108,785)	(157,982)

Total stockholders’ equity	490,417	473,765

Total liabilities and stockholders’ equity	$607,448	$594,205

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2013	2012	2013
Operating activities:
Net income (loss)	$1,732	$(21,301)	$5,665	$(49,197)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,575	5,956	6,763	11,794
Stock-based compensation	13,929	8,174	27,818	22,389
Excess tax benefit from stock-based awards	(5,008)	(2)	(9,393)	(5)
Other non-cash items	—	25	—	25
Changes in operating assets and liabilities:
Accounts receivable, net	9,703	13,498	752	18,693
Inventories	(6,982)	(6,225)	(14,728)	(9,180)
Prepaid expenses and other assets	(1,288)	2,081	(831)	200
Accounts payable	(14,670)	9,026	(656)	6,547
Accrued and other liabilities	5,583	1,494	14,241	(3,847)
Deferred revenue	3,651	279	9,261	(1,560)

Net cash provided by (used in) operating activities	10,225	13,005	38,892	(4,141)
Investing activities:
Purchases of property and equipment	(3,537)	(2,555)	(8,712)	(5,836)

Net cash used in investing activities	(3,537)	(2,555)	(8,712)	(5,836)
Financing activities:
Proceeds from exercises of stock options	1,857	7,285	6,136	10,491
Issuance of restricted stock awards and restricted stock units, net of repurchases	(822)	(1,096)	(1,877)	(1,798)
Proceeds from issuance of common stock under employee stock purchase plan	1,914	2,060	3,373	3,629
Excess tax benefit from stock option exercises	5,008	2	9,393	5
Change in restricted cash	—	(92)	—	3,181

Net cash provided by financing activities	7,957	8,159	17,025	15,508
Effect of exchange rate changes on cash and cash equivalents	(13)	82	81	74

Net increase in cash and cash equivalents	14,632	18,691	47,286	5,605
Cash and cash equivalents at beginning of period	353,893	225,265	321,239	238,351

Cash and cash equivalents at end of period	$368,525	$243,956	$368,525	$243,956

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2013	2012	2013
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$74,421	$53,013	$144,471	$102,766
Stock-based compensation	24	156	137	313
Amortization of intangible assets	—	1,306	—	2,612

Gross profit on a non-GAAP basis	$74,445	$54,475	$144,608	$105,691

Revenue	$120,569	$94,501	$238,684	$180,794
Gross margin on a GAAP basis	61.7%	56.1%	60.5%	56.8%
Gross margin on a non-GAAP basis	61.7%	57.6%	60.6%	58.5%
Reconciliation of Operating Income (Loss) and Operating Margin on a GAAP Basis to Operating Income (Loss) and Operating Margin on a Non-GAAP Basis:
Operating income (loss) on a GAAP basis	$6,894	$(20,958)	$15,343	$(48,762)
Stock-based compensation	13,929	8,174	27,818	22,389
Amortization of intangible assets	656	2,043	1,312	4,086
Acquisition related expenses	—	—	—	36

Operating income (loss) on a non-GAAP basis	$21,479	$(10,741)	$44,473	$(22,251)

Revenue	$120,569	$94,501	$238,684	$180,794
Operating margin on a GAAP basis	5.7%	-22.2%	6.4%	-27.0%
Operating margin on a non-GAAP basis	17.8%	-11.4%	18.6%	-12.3%
Reconciliation of Net Income (Loss) on a GAAP Basis to Net Income (Loss) on a Non-GAAP Basis:
Net income (loss) on a GAAP basis	$1,732	$(21,301)	$5,665	$(49,197)
Stock-based compensation	13,929	8,174	27,818	22,389
Amortization of intangible assets	656	2,043	1,312	4,086
Acquisition related expenses	—	—	—	36
Tax provision adjustments related to stock-based awards	(2,632)	4,728	(6,195)	9,662

Net income (loss) on a non-GAAP basis	$13,685	$(6,356)	$28,600	$(13,024)

Reconciliation of Diluted Net Income (Loss) per Share on a GAAP Basis to Diluted Net Income (Loss) per Share on a Non-GAAP Basis:
Diluted net income (loss) per share on a GAAP basis	$0.02	$(0.20)	$0.05	$(0.48)
Stock-based compensation	0.12	0.07	0.26	0.22
Amortization of intangible assets	0.01	0.02	0.01	0.04
Tax provision adjustments related to stock-based awards	(0.02)	0.05	(0.06)	0.09

Diluted net income (loss) per share on a non-GAAP basis	$0.13	$(0.06)	$0.26	$(0.13)